THOMPSON  HINE
BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK WASHINGTON, D.C.

April 18, 2003

Blue Chip Investor Funds

480 North Magnolia Ave., Suite 103

El Cajon, CA  92020

Re:  Blue Chip Investor Fund, File Nos. 333-73104 and 811-10571

Gentlemen:

A legal opinion dated December 21, 2001 (the “Legal Opinion”) that we prepared is being filed with this Post-Effective Amendment No. 1 (the "Amendment") to the Blue Chip Investor Fund Registration Statement (the "Registration Statement").  We hereby give you our consent to file Legal Opinion with the Amendment, and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP